SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

IDX SYSTEMS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IDX SYSTEMS CORPORATION

40 IDX Drive

P.O. Box 1070

South Burlington, Vermont 05403

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2005

To the Stockholders:

The 2005 Annual Meeting of Stockholders of IDX Systems Corporation (the “Company”) will be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on Tuesday, May 24, 2005 at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class I Directors to serve for the ensuing three years.

2.	To approve the Company’s 2005 Stock Incentive Plan.

3.	To approve an amendment to the Company’s 1995 Employee Stock Purchase Plan (the “1995 ESPP”) to (i) increase the total number of shares of common stock of the Company authorized for issuance thereunder from 2,100,000 to 2,600,000 shares, representing an increase of 500,000 shares and (ii) authorize the Board to determine the purchase price of shares of common stock purchased under the 1995 ESPP for each plan period and the date on which such purchase price is determined (provided that the purchase price will be at least 85% of the closing price of the common stock on such date), and, in the absence of a determination by the Board, to set the purchase price at 85% of the lesser of the closing price of the common stock on (a) the grant date or (b) the exercise date.

4.	To consider and act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on March 24, 2005 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company’s common stock.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

ROBERT W. BAKER, JR., Secretary

South Burlington, Vermont

April 21, 2005

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed Proxy Card and promptly mail it in the enclosed envelope in order to assure representation of your shares at the Annual Meeting. No postage need be affixed if the Proxy Card is mailed in the United States.

IDX SYSTEMS CORPORATION

40 IDX Drive

P.O. Box 1070

South Burlington, Vermont 05403

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IDX Systems Corporation (“IDX” or the “Company”) for use at the 2005 Annual Meeting of Stockholders to be held on May 24, 2005 (the “Annual Meeting”) and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

The Company’s Annual Report for the year ended December 31, 2004 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 25, 2005.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403. Such material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Voting Securities and Votes Required

On March 24, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 31,008,123 shares of common stock of the Company, $.01 par value per share. Each share is entitled to one vote.

Under the Vermont Business Corporation Act, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of common stock present in person or represented by proxy (including such shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

For the election of Directors set forth in Proposal 1, it is required under the Vermont Business Corporation Act that there be an affirmative vote of the holders of a plurality of all the votes cast by the stockholders entitled to vote at the Annual Meeting at which a quorum is present. If a quorum exists, action on any other matter, including Proposals 2 and 3, properly coming before the Annual Meeting is approved by the affirmative vote of the holders of a majority of the votes cast by the holders of the shares of common stock voting on such matter, unless more than a majority of the votes is required by statute or the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Charter”).

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

How to Vote

Votes may be cast in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. All shares represented by proxies that have been properly voted and not revoked will be voted at the Annual Meeting.

Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If your shares are held by a bank, broker or other holder of record, please refer to the vote-by-mail instructions contained in the voting instruction form that has been provided to you by the holder of record together with these proxy materials.

Voting at the Annual Meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of January 31, 2005, with respect to the beneficial ownership of the Company’s common stock by:

•	each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock;

•	each current Director and nominee for Director;

•	each executive officer named in the Summary Compensation table under the heading “COMPENSATION OF EXECUTIVE OFFICERS” below (a “Named Executive Officer”);

•	and all current Directors and executive officers of the Company as a group.

The number of shares of common stock beneficially owned by each Director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, as well as any shares that the individual has the right to acquire within 60 days after January 31, 2005 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Shares of IDX Common Stock Beneficially Owned	Percentage of IDX Common Stock Outstanding (1)
5% Stockholders
CLSP, L.P., CLSP II, L.P., CLSP/SBS I, L.P., CLSP/SBS II, L.P., Cooper Hill Partners, L.P., Cooper Hill Partners, LLC, Casdin Capital, L.L.C. and Jeffrey Casdin (collectively, the “Cooper Hill Group”) (2) 767 Third Avenue New York, NY 10077	2,589,000	8.38%
Cynthia K. Hoehl (3) 9762 Bentgrass Bend Naples, FL 34108	1,867,039	6.04
Robert H. Hoehl (4) 9762 Bentgrass Bend Naples, FL 34108	1,932,256	6.25
Amy E. Tarrant (5) 570 South Prospect Street Burlington, VT 05401	2,132,034	6.90
Richard E. Tarrant (6) c/o IDX Systems Corporation 40 IDX Drive South Burlington, VT 05403	2,711,695	8.76
Wellington Management Company, LLP (7) 75 State Street Boston, MA 02109	2,739,720	8.87

Other Directors
Stuart H. Altman, Ph.D. (8)	34,910	*
William L. Asmundson (9)	13,273	*
Connie R. Curran, EdD (10)	11,336	*
David P. Hunter (11)	16,421	*
Allen Martin, Esq. (12)	36,744	*
Henry M. Tufo, M.D. (13)	40,925	*
Mark F. Wheeler, M.D. (14)	23,445	*

Director and Named Executive Officer
James H. Crook, Jr. (15)	776,528	2.47

Other Named Executive Officers
Thomas W. Butts (16)	117,500	*
Robert F. Galin (17)	112,443	*
John A. Kane (18)	131,341	*
Walt N. Marti (19)	64,935	*
All current directors and executive officers as a group (22 persons) (20)	6,288,824	19.45

*	Represents holdings of less than one percent.

(1)	Number of shares deemed outstanding includes 30,903,794 shares issued and outstanding as of January 31, 2005, plus any shares subject to options held by the person or entity in question that are exercisable on or within 60 days after January 31, 2005.
(2)	Based solely on a Schedule 13G/A, dated December 31, 2004, filed by the Cooper Hill Group with the SEC on February 14, 2005. CLSP, CLSP II, CLSP/SBS I and CLSP/SBS II are each private investment partnerships with shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, 649,200, 937,800, 273,000 and 79,700 shares, respectively. As the sole general partner of CLSP, CLSP II, CLSP/SBS I and CLSP/SBS II, Cooper Hill Partners, LLC has shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, 1,939,700 shares, and may be deemed the beneficial owner of such shares. Pursuant to an investment advisory contract, Cooper Hill Partners, L.P. has shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the 649,300 shares held by CLSP Overseas, Ltd., and may be deemed the beneficial owner of such shares. Jeffrey Casdin is the managing member of Casdin Capital, L.L.C., which is the general partner of Cooper Hill Partners, L.P. and the managing member of Cooper Hill Partners, LLC. Mr. Casdin and Casdin Capital, L.L.C. have shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, 2,589,000 shares held by the above entities, and may be deemed the beneficial owner of such shares.
(3)	Consists of (i) 1,786,969 shares held by Cynthia K. Hoehl as trustee of the Robert H. Hoehl FLITE Trust U/A 12/12/01, a Florida intangible tax exemption trust, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement; (ii) 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. and Mrs. Hoehl and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership; and (iii) 70 shares held by Mrs. Hoehl as custodian for Alexandra T. Becker, UGTMA/VT.
(4)	Consists of (i) 47,200 shares held by Mr. Hoehl, individually; (ii) 18,087 shares which Mr. Hoehl has a right to acquire within sixty days of January 31, 2005; (iii) 1,786,969 shares held by Cynthia K. Hoehl as trustee of the Robert H. Hoehl FLITE Trust U/A 12/12/01, a Florida intangible tax exemption trust, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement; and (iv) 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. and Mrs. Hoehl and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership.
(5)	Based partly on a Schedule 13G/A, dated December 31, 2004, filed by Amy E. Tarrant with the SEC on February 11, 2005. Consists of (i) 1,843,650 shares held by Amy E. Tarrant in her sole name; (ii) 253,384 shares held by Amy E. Tarrant, as trustee; and (iii) 35,000 shares held by the Amy E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which are Amy E. Tarrant and Mr. Tarrant, as to which such shares Amy E. Tarrant and Richard E. Tarrant each disclaim beneficial ownership.
(6)	Consists of (i) 2,550,445 shares held by Mr. Tarrant, individually; (ii) 67,500 shares which Mr. Tarrant has a right to acquire within sixty days of January 31, 2005; (iii) 19,500 shares held by Deborah L. Tarrant, Mr. Tarrant’s spouse, as to which shares Mr. Tarrant disclaims beneficial ownership; and (iv) 74,250 shares held by the Richard E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which include Mr. Tarrant, as to which shares Mr. Tarrant disclaims beneficial ownership.
(7)	Based solely on a Schedule 13G/A, dated December 31, 2004, filed with the SEC on February 14, 2005. Represents 2,739,720 shares which are held of record by clients of Wellington Management Company, LLP (“Wellington”), which shares may be deemed to be beneficially owned by Wellington in its capacity as investment adviser, and of which Wellington has shared power to vote or direct the vote of 1,071,220 shares and shared power to dispose or to direct the disposition of 2,734,020 shares.

(8)	Includes 32,968 shares subject to outstanding stock options held by Dr. Altman that are exercisable on or within 60 days after January 31, 2005.
(9)	Includes 10,792 shares subject to outstanding stock options held by Mr. Asmundson that are exercisable on or within 60 days after January 31, 2005.
(10)	Includes 8,685 shares subject to outstanding stock options held by Dr. Curran that are exercisable on or within 60 days after January 31, 2005.
(11)	Includes 15,194 shares subject to outstanding stock options held by Mr. Hunter that are exercisable on or within 60 days after January 31, 2005.
(12)	Includes 14,197 shares held by Mr. Martin as Trustee of the Allen Martin Revocable Trust and 22,547 shares subject to outstanding stock options that are exercisable on or within 60 days after January 31, 2005.
(13)	Includes 4,000 shares held by Dr. Tufo’s spouse. Also includes 13,514 shares subject to outstanding stock options held by Dr. Tufo that are exercisable on or within 60 days after January 31, 2005.
(14)	Consists of 3,125 shares held in the Company’s 401(k) plan, 20,320 shares subject to outstanding stock options held by Dr. Wheeler that are exercisable on or within 60 days after January 31, 2005.
(15)	Includes 49,530 shares held by Mr. Crook as trustee of a trust whose beneficiaries are his three children, as to which shares Mr. Crook disclaims beneficial ownership. Also includes 568,237 shares subject to outstanding stock options that are exercisable on or within 60 days after January 31, 2005.
(16)	Consists of 107,500 shares subject to outstanding stock options held by Mr. Butts that are exercisable on or within 60 days after January 31, 2005.
(17)	Includes 112,216 shares subject to outstanding stock options held by Mr. Galin that are exercisable on or within 60 days after January 31, 2005.
(18)	Includes 13,223 shares held by Mr. Kane’s spouse as trustee and 107,811 shares subject to outstanding stock options that are exercisable on or within 60 days after January 31, 2005.
(19)	Includes 64,088 shares subject to outstanding stock options held by Mr. Marti that are exercisable on or within 60 days after January 31, 2005.
(20)	Includes a total of 1,424,687 shares subject to outstanding stock options that are exercisable on or within 60 days after January 31, 2005.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class serving for staggered three-year terms. The Class I Directors have terms that expire at this Annual Meeting of Stockholders, the Class II Directors have terms that expire at the 2006 Annual Meeting of Stockholders, and the Class III Directors have terms that expire at the 2007 Annual Meeting of Stockholders. In each case, members of each class hold office until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal. There are no family relationships between or among any Directors of the Company. Each of Mr. Hoehl and Mr. Tarrant has an informal understanding to vote for the other as a Director.

The Company currently has a ten member Board of Directors. The proxies mailed with this Proxy Statement cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.

The nominees for Class I Director, William L. Asmundson, Richard E. Tarrant and Allen Martin, Esq., are presently serving as Class I Directors of the Company. Mr. Asmundson has been a Director since June 2002, Mr. Tarrant has been a Director since he co-founded the Company in 1969 and Mr. Martin has been a Director since February 1999. The persons named in the enclosed proxy will vote for the election of each of the nominees unless the proxy is marked otherwise or unless one or more nominees is unable or unwilling to serve. If elected, Messrs. Asmundson, Tarrant and Martin will serve until the 2008 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal). Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board or the Board may reduce the number of Directors.

Set forth below are the names of, and certain information with respect to, the members of the Board (including the nominees for Director). Information with respect to the number of shares of common stock beneficially owned by each Director, directly or indirectly, as of January 31, 2005, appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

NOMINEES FOR CLASS I DIRECTOR

William L. Asmundson, age 67, has served as a Director of the Company since June 2002. Mr. Asmundson was employed by Rockefeller & Co., the investment office for the Rockefeller family, from 1984 until his retirement on December 31, 2001. From September 2001 to December 2001, Mr. Asmundson assisted in the transfer of his responsibilities to others at Rockefeller & Co. He served as Vice Chairman of Rockefeller & Co., from January 2001 to September 2001, and served as President and Chief Executive Officer of Rockefeller & Co. from November 1998 to December 2000. From 1984 to 1998, Mr. Asmundson served in other positions at Rockefeller & Co. Prior to 1984, Mr. Asmundson served in various positions at New Court Securities Corp. (now Rothschild Inc.), including as Managing Director and Executive Vice President of Rothschild Asset Management. Mr. Asmundson presently serves on the Board of Datascope Corporation, a publicly-traded medical device company.

Richard E. Tarrant, age 62, is Chairman of the Board of the Company. Mr. Tarrant co-founded the Company in 1969 and has served as a Director since that time. Mr. Tarrant served as Chief Executive Officer of the Company through December 31, 2002, when be became Chairman of the Board. Mr. Tarrant was also President of the Company from 1969 to February 1999. Mr. Tarrant has been the President and a director of LBJ Real Estate Inc., a Vermont corporation, since August 1995. Mr. Tarrant is a former Chairman of the University Health Center (Vermont) and is a former member of the Fletcher Allen Health Care Board of Trustees, Vermont’s largest healthcare provider. He was a member of the University Health Center (Vermont) Board of Trustees from 1988 to 1994, and is a founding director of Vermont Managed Care. Mr. Tarrant was a member of the University of Vermont Board of Trustees from 1994 to 2000, and served on the Board of Trustees at Saint Michael’s College from 1987 to 1993. Mr. Tarrant is an alumnus of the Academy for International Health Studies Inc., and a current member of the Vermont Business Roundtable.

Allen Martin, Esq., age 67, has served as a Director of the Company since February 1999. Mr. Martin is an attorney and was a director at Downs Rachlin Martin PLLC from 1970 until he retired in December 2002 where he served as head of that firm’s Health Care Practice Group and also concentrated in corporate and utility finance law. Mr. Martin is a Director and the Chairman of the Board of WICOR Americas, Inc., a privately-held company, which is a leading manufacturer of insulation systems for electrical power transformers in North America. Mr. Martin is also a Director and Chairman of the Finance Committee of Union Mutual Insurance Company, a property and casualty mutual insurance company.

CLASS II DIRECTORS

Henry M. Tufo, M.D., age 65, has served as a Director of the Company since November 1995. Dr. Tufo practices internal medicine and is Professor of Medicine at the University of Vermont College of Medicine. He is an independent consultant to health care organizations. Dr. Tufo is the Chairman of Vermont Medical Center Indemnity Company, a captive insurance company owned by Fletcher Allen Healthcare, Inc. Dr. Tufo served as a consultant to the Company from September 1999 through June 2000, as Executive Vice President from September 1995 to September 1999, as Chief Operating Officer from September 1996 to February 1999, as Vice President and Chief Medical Officer from August 1995 to September 1995, and as a consultant from February 1995 to August 1995. Formerly, Dr. Tufo was a founding member and Chief Executive Officer of University Health Center (Vermont) from July 1989 to December 1994.

David P. Hunter, age 59, has served as a Director of the Company since September 2001. From September 2001 until his retirement in April 2004, Mr. Hunter was a Senior Managing Director of Navigant Consulting, a publicly-traded consulting firm. Mr. Hunter is currently an advisor to Navigant Consulting through Hunter and Gerew Advisors, Inc. (HGAI). Mr. Hunter co-founded and was the Chief Executive Officer of the Hunter Group, a nationally recognized healthcare consulting and management company, from July 1987 until September 2002. He served from June 1985 through July 1987 as President, Chief Operating Officer, Chief Executive Officer and board member of certain affiliates of Voluntary Hospitals of America, a not-for-profit health system. He also served as President, Chief Executive Officer and Executive Vice President of certain affiliates of Burlington County Memorial Hospital/Nexus Healthcare Corp., a New Jersey not-for-profit health system, from June 1978 through July 1985.

Connie R. Curran, RN, EdD, FAAN, age 57, has served as a Director of the Company since December 2002. She is currently the Executive Director of C-Change – A Collaboration to Conquer Cancer, an organization comprised of the nation’s key cancer leaders from the government, business and non-profit sectors. From 1995 to 2000, Dr. Curran served as president and chief executive officer of CurranCare, LLC, a healthcare consulting company. Upon the acquisition of CurranCare by Cardinal Health Consulting Services in November 2000 until 2003, Dr. Curran served as President of Cardinal Health Consulting Services, a consulting company with expertise in surgical services, hospital operations and redesign, case management and home care. Dr. Curran has also served as Vice President of the American Hospital Association, National Director of Patient Care Services for APM, Inc. and Dean of the Medical College of Wisconsin. She is a faculty member of the American College of Healthcare Executives and the Estes Park Institute and serves on the board of directors of The National Student Nurses Association and Silver Cross Hospital. Dr. Curran also serves as a Director of CardioDynamics International Corp., a publicly-traded company and of DeVry, Inc., a publicly-traded company.

James H. Crook, Jr., age 48, has served as a Director of the Company since April 2003. He has served as the Company’s Chief Executive Officer since January 1, 2003. Mr. Crook has also served as Chief Operating Officer of the Company since February 1999. In addition to serving as Chief Executive Officer, he also served as President from January 2003 to January 2004. Mr. Crook joined the Company in 1981, served as Vice President from June 1984 to February 1999, and was a Director of the Company from July 1984 to June 1995. Mr. Crook has been a member of the board of directors of Champlain College since 1996. Mr. Crook has also been a member of the board of directors of Kids on the Block Vermont, a not-for-profit educational puppet troupe, since 2002.

CLASS III DIRECTORS

Robert H. Hoehl, age 63, co-founded the Company in 1969 and served as Chairman of the Board until January 2003, when he became Vice Chairman. Since October 1996, Mr. Hoehl has assisted the Chief Executive Officer of the Company with new business initiatives and acquisitions. Mr. Hoehl served as Executive Vice President of the Company until his retirement in October 1996. Mr. Hoehl has been Vice President of LBJ Real Estate Inc. since August 1995. Mr. Hoehl has been a trustee of Saint Michael’s College since 1994, a director of the Preservation Trust of Vermont since 1997 and a director of SymQuest Group, Inc., a privately-held provider of customized business solutions, since 1999.

Stuart H. Altman, Ph.D., age 67, has served as a Director of the Company since November 1995. Dr. Altman has been a Professor of National Health Policy at The Heller School at Brandeis University since 1977. He served as Dean of The Heller School from September 1977 to June 1993 and as Professor of Economics at Brown University from 1966 to 1970. In November 1997, Dr. Altman was appointed by then President Clinton to the Bipartisan Commission on the Future of Medicare. He was a four-term chairman of the U.S. Congressional Prospective Payment Assessment Commission from 1983 to April 1996 and served as a senior member of the Clinton-Gore Health Policy Transition Group from November 1992 to January 1993. Dr. Altman is a member of the board of directors of OrthoLogic Corp., a publicly-traded developer, manufacturer and marketer of orthopedic devices designed to promote the healing of musculoskeletal tissue. He is also a member of the Foundation Board of the Health Plan of New York, a not-for-profit health maintenance organization that provides health care services and health insurance coverage throughout the New York metropolitan area. Since December 2001, Dr. Altman has been a member of the board of directors of Lincare Holdings Inc., a publicly-traded provider of oxygen, home medical equipment and other respiratory therapy services. Since September 2002, Dr. Altman has also been a member of the Tufts-New England Medical Center, a not-for-profit teaching hospital system.

Mark F. Wheeler, M.D., M.P.H., age 55, has served as a Director of the Company since February 1999 and as its Chief Technical Architect since July 1997. Dr. Wheeler co-founded PHAMIS Inc. in 1981 and served as its Director of Research and Development from its founding until its acquisition by IDX in July 1997.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that the Company has adopted.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the Directors is to oversee the management of the Company;

•	a majority of the members of the Board of Directors shall be independent Directors;

•	the independent Directors met in executive session at least twice a year;

•	Directors have full and free access to officers and employees of the Company and, as necessary and appropriate, independent advisors;

•	new Directors participate in an orientation program and all Directors are expected to participate in continuing director education on an ongoing basis; and

•	the Nominating and Corporate Governance Committee will oversee an annual self-evaluation of the Board of Directors and its committees to determine whether they are functioning effectively.

A complete copy of the Corporate Governance Guidelines is available on the Company’s website at http://www.idx.com/corporate/ir.asp. Alternatively, you can request a copy by writing to the Secretary, IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403.

Board of Directors Determination of Independence

Under applicable Nasdaq Stock Market rules, a director will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Messrs. Altman, Asmundson, Hunter and Martin and Drs. Curran and Tufo has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Secretary, IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

Board of Directors and Committee Meetings and Attendance

The Board of Directors of the Company met eight times, either in person or by teleconference, and acted 23 times by written consent during the fiscal year ended December 31, 2004. During 2004, each Director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Resolutions adopted by the Board of Directors provide that Directors are expected to attend the Annual Meeting of Stockholders. Three directors attended the 2004 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has established three standing committees – Audit, Compensation, and Nominating and Corporate Governance. During part of 2004, the Board of Directors also had a standing Benefits Committee. The Board disbanded the Benefits Committee on September 13, 2004, and the Compensation Committee assumed the responsibilities of the Benefits Committee. Each of the Audit, Compensation, Nominating and Corporate Governance committees operates under a charter that has been approved by the Board of Directors. A copy of the Audit Committee charter, as in effect on the date of this Proxy Statement, is attached as Appendix A. Copies of the Audit Committee charter and the Nominating and Corporate Governance Committee charter, as in effect on the date of this Proxy Statement, are posted on the Company’s website at http://www.idx.com/corporate/ir.asp.

The Board of Directors has determined that all of the members of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (i.e., Messrs. Altman,

Asmundson, Hunter and Martin and Drs. Curran and Tufo) are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee. The Company has a standing Audit Committee of the Board which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the Board. The Audit Committee currently operates under an amended and restated charter that was approved by the Board of Directors in April 2005, and is attached to this Proxy Statement as Appendix A. The Audit Committee’s responsibilities include:

•	appointing, evaluating, retaining, approving the compensation of, and, when necessary, terminating the Company’s independent registered public accounting firm;

•	overseeing the independence of the Company’s independent registered public accounting firm;

•	pre-approving all audit services to be provided to the Company;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	reviewing and approving all related party transactions;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by the SEC rules (which is included on page 13 of this Proxy Statement.

The members of the Audit Committee are Dr. Altman, Mr. Asmundson (Chairman) and Mr. Hunter. The Board of Directors has determined that William L. Asmundson, the Chairman of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. A description of Mr. Asmundson’s experience can be found above under the caption “Nominees for Class I Director”. The Audit Committee held eight meetings and acted once by unanimous consent during 2004.

Compensation Committee. The Company has a standing Compensation Committee of the Board which, among other things, provides recommendations to the Board regarding salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee currently operates under a written charter approved by the Board of Directors in September 2004. The Compensation Committee’s responsibilities include:

•	reviewing and recommending for approval by the Board the compensation of the Company’s chief executive officer;

•	reviewing and approving the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans and employee health and welfare benefit plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning; and

•	preparing the compensation committee report on executive compensation required by SEC rules (which is included on page 14 of this Proxy Statement).

The members of the Compensation Committee are Mr. Martin (Chairman), Dr. Curran and Dr. Tufo. In April 2005, the Compensation Committee established a subcommittee of outside Directors that is responsible for considering and approving stock option grants to executive officers. The members of the subcommittee are Mr. Martin and Dr. Curran. From the time Dr. Tufo joined the Compensation Committee to the time that the subcommittee was established, Mr. Martin and Dr. Curran approved all stock option grants by written consent. The Compensation Committee held 12 meetings and acted eight times by unanimous written consent in 2004.

Nominating and Corporate Governance Committee. Prior to April 2004, the Company had a standing Nominating Committee which was responsible for overseeing and supervising the nominating process for Directors to the Company’s Board and ensuring that appropriate procedures were in place for the selection and presentation of qualified candidates to the Board for membership on the Board. The Company’s Nominating Committee was reconstituted and renamed by the Board in April 2004 as the Nominating and Corporate Governance Committee which oversees and supervises the nominating process for Directors to the Company’s Board and ensures that appropriate procedures are in place for the selection and presentation of qualified candidates to the Board for membership on the Board. The Nominating and Corporate Governance Committee currently operates under an amended and restated written charter that was approved by the Board of Directors in April 2004 and is posted on the Company’s website at http://www.idx.com/corporate/ir.asp. The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to the Board the persons to be nominated for election as Directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing the evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Dr. Tufo (Chairman), Mr. Martin and Dr. Altman. On April 15, 2004, Dr. Tufo replaced Mr. Tarrant on the Committee. Mr. Martin and Dr. Altman served on the Committee for all of 2004. The Committee held three meetings and acted once by unanimous written consent during 2004.

Benefits Committee. For part of 2004, the Company also had a standing Benefits Committee which carried out all of the duties and obligations of the Company as plan administrator under its employee health and welfare benefit plans. The Board disbanded the Benefits Committee on September 13, 2004, and the Compensation Committee assumed the responsibilities of the Benefits Committee. The members of the Benefits Committee were Dr. Tufo (Chairman) and Dr. Altman. The committee held one meeting during 2004.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating and Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other Directors as he or she considers appropriate.

Under procedures approved by the Board of Directors, including a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors of the Company is currently composed of three members and acts under an amended and restated written charter adopted and approved in April 2005, which is attached hereto as Appendix A. The current members of the Audit Committee are Dr. Altman, Mr. Asmundson (Chairman) and Mr. Hunter. The current members of the Audit Committee are independent directors, as defined under the rules of the Nasdaq Stock Market, including those independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2004 and has discussed these financial statements with the Company’s management and with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has also reviewed and discussed with the Company’s independent registered public accounting firm various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the Company’s registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this letter and their independence from the Company.

Based on its discussions with management and the Company’s independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the Board of Directors of IDX Systems Corporation,

Stuart H. Altman, Ph.D.

William L. Asmundson

David P. Hunter

Report of the Compensation Committee of the Board of Directors

Introduction. The Compensation Committee is comprised solely of three independent Directors; the current members of the Committee are Mr. Martin (Chairman), Dr. Tufo and Dr. Curran. The Committee’s primary responsibility is the review of executive compensation. Typically, the Chief Executive Officer makes recommendations to the Committee with respect to executive compensation. The Committee reviews his proposals and makes a final determination concerning the scope and nature of compensation arrangements. In the case of compensation for the Chief Executive Officer, the Committee’s determination is reviewed by the full IDX Board of Directors. The Committee also oversees the administration of employee health and welfare plans and other employee benefit plans and the 1995 stock option plan. The Committee reports regularly to the full Board of Directors.

Executive Compensation Philosophy. The Company’s executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company’s executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries. The Committee expects to revise this program in light of new accounting guidelines and changing industry standards as appropriate. It is the Company’s philosophy to pay at or near industry standards for base salary and to use a combination of short and long-term incentives to reward outstanding Company performance and link the level of the reward to increases in IDX’s value as a company.

In applying this philosophy, the Compensation Committee has established a program to (1) attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and (2) reward executives for attainment of business objectives and enhancement of stockholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic initiatives. The Compensation Committee retains an independent compensation consultant to advise the Committee on compensation matters. In addition, the Committee reviews commissioned and independently produced compensation surveys and studies as appropriate.

In January 2005, the Compensation Committee conducted a detailed proxy compensation and financial benchmarking analysis in consultation with the Company’s independent compensation consultant. The proxy analysis examined a group of 13 technology companies of comparable size in the software industry and related industries (the “Proxy Peer Group”). In connection with the proxy analysis, the Committee reviewed equity use by companies in the Proxy Peer Group, on an annual and ongoing basis, in the companies’ executive compensation programs, as well as the financial performance of the Proxy Peer Group. The Committee also reviewed a number of independently produced compensation surveys to supplement the proxy analysis. The Committee used the proxy analysis and independently produced compensation surveys to develop competitive salary, bonus, long-term incentive and total direct compensation levels for the Company’s executive positions.

Executive Compensation Program. The Committee approves the executive compensation program on an annual basis, including specific levels of compensation for all executive officers. The Company’s executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

•	a base salary;

•	a performance based annual cash bonus; and

•	long term incentive compensation in the form of equity-based awards.

Each of these elements of compensation is discussed below.

Salary Compensation. The Compensation Committee annually reviews and determines the base salaries of the Chief Executive Officer and other members of senior management, with its determination with respect to the Chief Executive Officer being subject to approval by the entire Board. In each case, the Committee takes into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices. The executive’s manager sets specific performance goals for the executive. For executives in charge of an operating unit, these goals may include specific performance targets. The executive’s manager conducts a review of the executive’s performance for the year against such goals, and ranks the executive’s performance on a scale, which is used as a guide for any salary increase. In addition, salary levels for the Company’s executive officers are reviewed periodically against industry comparative studies performed by a nationally recognized executive compensation consulting firm engaged by the Committee to ensure they are at market median levels. The Committee approved salary increases most recently in March 2005. The Company maintains no formal perquisite program and we believe any perquisites enjoyed by our executives are modest.

Performance Based Annual Bonus Compensation. Performance based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company’s financial performance. Executives will be eligible for a bonus in respect of fiscal year 2005 based on the actual earnings per share of the Company as compared to a targeted earnings per share of the Company. The percentage of the executive’s targeted bonus for which he or she is eligible is determined on a sliding scale, so that for every percentage point by which the actual earnings per share differs from the targeted earnings per share, the percentage of target bonus decreases or increases by 7% (however, if the actual earnings per share is less than 90% of the targeted earnings per share, the executive is not eligible for any bonus, and the executive is also not eligible for amounts in excess of 170% of his or her targeted bonus). For executives responsible for one of the Company’s four operating units, the bonus is determined based 50% on the formula described above and 50% on the attainment of specified revenue, DSO and cumulative quarterly profitability goals.

Bonus compensation for executive officers is reviewed by the Compensation Committee on an annual basis. The Compensation Committee believes its current bonus incentive compensation to be at industry standards.

Long-Term Incentive Compensation. The Company’s long-term incentive compensation program has historically been implemented primarily through the grant of stock options. This program is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a long-term equity ownership position in the Company’s common stock. Stock options are granted at prevailing market prices and will only have value if the Company’s stock price increases in the future. Options vest according to various schedules over periods of time ranging from less than one year to eight years from date of grant. Vesting of certain options may accelerate upon the Company’s achievement of certain financial goals. Further, executives generally must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee authorizes the number of shares to be issued pursuant to option grants made to the Company’s executive officers. Stock options are awarded by the Compensation Committee based on individual achievements and a formula related to the cash compensation of executives. If the stockholders approve the 2005 Stock Incentive Plan, the Committee anticipates it will adjust its approach to long-term incentive compensation to include grants of stock appreciation rights or other stock-based awards in lieu of option grants. The 1995 Stock Option Plan expires in the fall of 2005 (see “PROPOSAL 2—2005 STOCK INCENTIVE PLAN”).

Chief Executive Officer Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the members of the Board other than Mr. Crook. The Compensation Committee’s assessment of the Chief Executive Officer is based on a number of factors, including the following:

•	achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share, including specific annual goals;

•	the Company’s position within the industry in which it competes;

•	overall economic climate;

•	individual contribution to the Company; and

•	such other factors as the Compensation Committee may deem appropriate.

The salary of the Chief Executive Officer is reviewed by the Compensation Committee on an annual basis and, in determining any salary adjustment, the Compensation Committee considers the above factors. Based upon a review of such factors, the 2004 salary for Mr. Crook, who served as the Company’s Chief Executive Officer during the year ended December 31, 2004, was $518,301. Mr. Crook also received bonus compensation during the year ended December 31, 2004 of $390,885.

As discussed above, it is the Committee’s philosophy to reward members of management when they achieve individual goals that we have approved. In determining whether or not to pay bonus compensation for fiscal 2004 and the level of such compensation, the Committee was heavily influenced by the Company’s achievement of earnings per share targets and revenue growth. The Committee therefore awarded Mr. Crook, as it did the other members of the management team, a bonus equal to his target bonus. Pursuant to the terms of his employment agreement and the Committee’s belief that the grant he received in 2003 is a significant long-term incentive for Mr. Crook, the Committee did not award him options for 2004 performance. In addition, Mr. Crook received $6,150 in other compensation, including a 401(k) match. Please refer to “Summary Compensation” for details.

Based on our review, the Committee has determined that Mr. Crook’s total compensation in the aggregate is reasonable. In reaching this conclusion, the Committee considered the various components of Mr. Crook’s compensation and compared his compensation to that earned by chief executive officers in other companies of comparable size in the software industry and related industries.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee of the Board of Directors of IDX Systems Corporation,

Connie R. Curran, RN, EdD, FAAN

Allen Martin, Esq.

Henry M. Tufo, M.D.

Compensation of Executive Officers

Summary Compensation

The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers during 2004 (the “Named Executive Officers”).

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation(1) ($)	Securities Underlying Options (#)	All Other Compensation ($)
James H. Crook, Jr. (2) Chief Executive Officer	2004 2003 2002	$518,301 500,000 355,000	$390,885 113,200 107,000		— — —	14,401 700,000 147,000	$6,150 2,578 6,000	(3) (3) (3)

Thomas W. Butts (4) President and Chief Operating Officer	2004 2003 2002	353,261 290,000 265,657	218,700 217,500 281,250	(5)	— — —	90,000 40,000 100,000	2,188 1,031 —	(3) (3)

Robert F. Galin (6) President of IDX Global Business Development and Executive Vice President	2004 2003 2002	241,749 220,000 228,462	345,000 155,000 80,800		— — —	12,500 40,000 —	5,008 2,314 2,000	(3) (3) (3)

John A. Kane Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer	2004 2003 2002	279,883 270,000 207,000	171,400 106,750 78,600		— — —	21,402 37,500 13,200	6,150 7,505 6,000	(3) (3) (3)

Walt N. Marti Vice President and General Manager, Imagecast	2004 2003 2002	196,250 195,000 185,000	372,075 69,782 174,820		— — —	— 44,375 1,000	6,150 4,640 6,000	(3)

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for the fiscal year.
(2)	Mr. Crook became Chief Executive Officer effective January 1, 2003. In addition to serving as Chief Executive Officer, he also served as President from January 1, 2003 to January 1, 2004.
(3)	Represents the Company’s profit-sharing plan contribution.
(4)	Mr. Butts became President/General Manager, Flowcast Division, on January 14, 2002 and has served as the Company’s President and Chief Operating Officer since January 1, 2004.
(5)	Includes a signing bonus of $75,000, pursuant to the Employment, Noncompetition and Nondisclosure Agreement between the Company and Mr. Butts, dated January 17, 2002.
(6)	Mr. Galin became President of IDX Global Business Development and Executive Vice President in June 2004.

Option Grants in 2004

The following table sets forth certain information concerning grants of stock options during the year ended December 31, 2004 to each of the Named Executive Officers. The Company granted no stock appreciation rights during 2004.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Shares Underlying Options Granted(1) (#)		Percent of Total Options Granted To Employees in Fiscal Year (%)	Exercise Price Per Share ($/Sh)	Expiration Date
Name						5% ($)	10% ($)
James H. Crook, Jr.	14,401	(2)	3.4%	$27.61	1/15/14	$647,667	$1,031,302
Thomas W. Butts	50,000 40,000	(3) (4)	11.9 9.5	26.75 30.40	1/23/14 2/9/14	2,178,647 1,980,736	3,469,131 3,153,991
Robert F. Galin	12,500	(5)	3.0	30.40	2/9/14	1,525,134	2,428,521
John A. Kane	21,402	(6)	5.1	30.40	2/9/14	1,059,793	1,687,543
Walt N. Marti	—		—	—	—	—	—

(1)	Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted assuming a ten year realizable period. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock and the date on which options are exercised.
(2)	Mr. Crook’s options to purchase shares of the common stock of the Company vest 33 1/3% over three years, commencing one year after the date of grant.
(3)	Mr. Butts’ options to purchase 50,000 shares of the common stock of the Company vest 25% over four years, commencing one year after the date of grant.
(4)	Mr. Butts’ options to purchase 40,000 shares of the common stock of the Company vest 25% over four years, commencing one year after the date of grant.
(5)	Mr. Galin’s options to purchase shares of the common stock of the Company vest 50% over two years, commencing one year after the date of grant.
(6)	Mr. Kane’s options to purchase shares of the common stock of the Company vest 25% over four years, commencing one year after the date of grant.

Aggregated Option Exercises in 2004 and Year-End 2004 Option Values

The following table sets forth certain information regarding stock options exercised during the year ended December 31, 2004 and stock options held as of December 31, 2004 by each of the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(2) ($) Exercisable/ Unexercisable
James H. Crook, Jr.	—	—	563,436/686,402	$10,136,132/$12,990,870
Thomas W. Butts	—	—	60,000/170,000	1,284,700/2,211,500
Robert F. Galin	80,000	$2,838,600	105,966/38,750	691,734/327,313
John A. Kane	—	—	93,085/69,377	1,607,985/1,032,937
Walt N. Marti	24,000	827,200	52,994/44,531	905,846/863,412

(1)	Value is calculated based on the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares as to which the exercise relates.
(2)	The closing price per share for the Company’s common stock as reported by the Nasdaq National Market on December 31, 2004, the last trading day prior to the end of the fiscal year, was $34.46. Value is calculated on the basis of the difference between the option exercise price per share and $34.46, multiplied by the number of shares of common stock underlying the option.

Employment Agreements

Crook Employment Agreement. Effective as of January 1, 2003, the Company entered into an Employment, Noncompetition and Nondisclosure Agreement with Mr. Crook, which provides for the employment of Mr. Crook in several capacities, including as Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of $500,000. The employment agreement provides for annual cash bonuses based on a target amount of $250,000, which may be increased or decreased based on the performance of the Company with respect to certain earnings targets. In addition, the employment agreement provides that Mr. Crook’s salary and bonus must be reviewed at least annually and may be adjusted upward but may not be decreased below the amounts set forth in the employment agreement or the amounts actually provided in the previous year. The following table sets forth the value of the minimum sole beneficial ownership of common stock that Mr. Crook is required to hold, as a multiple of the sum of his salary and bonus, as of the date of the accrual of the bonus:

December 31, 2004	3 x (salary and bonus)
December 31, 2005	4 x (salary and bonus)
December 31, 2006	5 x (salary and bonus)

As of any of these dates, Mr. Crook shall be deemed to have satisfied this condition if he has sole beneficial ownership of 150,000 shares of common stock of the Company.

The employment agreement also provides for an option award to be granted to Mr. Crook on January 2, 2004, or as soon thereafter as possible, of the number of options equal to $198,771 divided by one-half the fair market value of one share of the Company’s common stock on the grant date, and that such options will vest in annual increments of one-third beginning on the first anniversary of the grant date. Pursuant to this provision, on January 15, 2004, Mr. Crook was granted an option to purchase 14,401 shares of common stock at an exercise price of $27.605 per share.

Pursuant to the employment agreement, in the event that Mr. Crook is discharged for the failure of the Company to obtain the target earnings per share for a given calendar year (“Performance”), or, if Mr. Crook is discharged without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement), he is entitled to receive a lump-sum payment of one year salary (as in effect on the day of termination), an amount equal to the annual cash bonus paid to him during the preceding calendar year and payment of his premium payments under COBRA for 18 months from the date of termination. In the event that Mr. Crook resigns without good reason, no options unvested as of the date of such resignation shall vest, except for a portion of those options that would have vested as of the end of the calendar year in which Mr. Crook resigns, based on the number of months worked by Mr. Crook prior to his resignation. If Mr. Crook resigns without good reason or is discharged for Performance, he may exercise any vested options prior to the expiration of such options, unless he engages in the medical information systems business, in which case all such options will cease to be exercisable thirty-one days after the earlier of a written commitment by Mr. Crook to work for a competitor of the Company or the commencement of his employment by a competitor. If Mr. Crook is discharged for cause, no options unvested as of the date of such discharge shall vest. If Mr. Crook is discharged without cause or resigns for good reason, the options granted pursuant to the employment agreement shall continue to vest and be exercisable as if he were still employed. The employment agreement also provides that Mr. Crook may participate in an Executive Retention Agreement.

The employment agreement terminates on December 31, 2007.

Butts Employment Agreement. On January 14, 2002, the Company entered into an Employment, Noncompetition and Nondisclosure Agreement with Mr. Butts, which provides for the employment of Mr. Butts as President/General Manager of the Company’s Enterprise Solutions Division, which is now the Company’s Flowcast Division (“Flowcast”). The employment agreement provides for an annual base salary of $275,000 with annual increases in an amount to be determined. Pursuant to the employment agreement, the Company paid Mr. Butts a $75,000 one-time sign-on bonus in January 2002. In addition, Mr. Butts will be among the employees of the Company entitled to the benefit of a Supplemental Retirement Benefit Plan, should one be adopted by the Company.

The employment agreement provides for annual cash bonuses and option awards, based on Flowcast achieving certain performance objectives. In addition, the employment agreement provides for certain assurances by the Company should the accumulated net value of options granted to Mr. Butts fall below $3,000,000 as of January 14, 2007, and certain other conditions are met. Mr. Butts’s employment with the Company is at-will and may be terminated by the Company or Mr. Butts at any time with or without cause. In the event the Company terminates Mr. Butts without cause (as defined in the employment agreement) or Mr. Butts terminates his employment for good reason (as defined in the employment agreement), then (a), he will receive his base salary for 12 months in a lump sum and if the termination date does not fall on a calendar year end, a proportionate amount of his previous year’s bonus, (b) any outstanding but unexercisable options granted prior to the termination date which, by their terms, would have become exercisable within the 12 months following the termination date will become immediately exercisable, and such options and any previously exercisable options shall remain exercisable until the first anniversary of the termination date, (c) the Company shall pay Mr. Butts any amounts owed to him and (d) the Company shall make payments for Mr. Butts’s COBRA coverage for 12 months following the date of termination.

Retention Agreements

The Company has entered into Executive Retention Agreements dated as of November 1, 2004, with each of Messrs. Crook, Butts, Gorman, Kane, Galin, and certain other executives of the Company. The Executive Retention Agreements provide that if, within a two-year period commencing with a change of control of the Company, the executive is terminated without cause or for good reason (each as defined therein), certain additional benefits shall be paid to the executive. For all executive officers other than Messrs. Crook and Butts, these benefits include the payment of a sum equal to (i) the highest annual base salary within the five-year period preceding the change in control date and (ii) the executive’s annual bonus either during the fiscal year (actual and projected) of the change in control date or the last fiscal year prior to the change in control date, whichever is highest. Messrs. Crook and Butts would be entitled to one and a half times such sum upon such change of control and subsequent termination.

BOARD OF DIRECTORS COMPENSATION

All of the Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. In April 2004, the Board revised the standard compensation package for Directors. Each non-employee Director earns:

•	a $12,000 annual fee;

•	a $2,500 fee for attendance at each regular and special meeting of the Board; and

•	a $1,000 fee for each regular and special meeting of the Board, if such Director attends such meeting by conference call.

The chairman of the Audit Committee earns an annual fee of $25,000, the chairman of the Compensation Committee earns an annual fee of $10,000 and the chairman of the Nominating and Corporate Governance Committee earns an annual fee of $5,000. Non-employee Directors who serve on such Committees earn a fee of $1,000 per meeting, which is not paid at the discretion of the chairman of such committee, for brief telephone meetings. Employee Directors do not receive any compensation in their capacities as Directors.

For the year ended December 31, 2004, the current non-employee Directors were paid the following in fees: Dr. Altman, $34,000, Mr. Asmundson, $51,000, Dr. Curran, $30,500, Mr. Hoehl, $25,000, Mr. Hunter, $34,000, Mr. Martin, $37,000 and Dr. Tufo, $38,000. In addition, the Company paid Dr. Curran $2,500 in October 2004 in connection with a speaking engagement.

1995 Director Stock Option Plan. The 1995 Director Stock Option Plan, as amended (the “1995 Director Plan”), was adopted by the Board and approved by the stockholders of the Company in September 1995. Amendments to the 1995 Director Plan were adopted by the Board in February, March and April 1997 and March 2001 and approved by the stockholders in May and July 1997 and May 2001, respectively. An amendment to the 1995 Director Plan was adopted by the Board in May 2003.

Under the current terms of the 1995 Director Plan, Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of common stock. Currently, a total of 160,000 shares of common stock may be issued upon exercise of options granted under the 1995 Director Plan.

Pursuant to the current terms of the 1995 Director Plan, the selection of a non-employee Director as a recipient of an option, the timing of the grant of any such option, the exercise price of any such option and the number of shares of common stock subject to any such option are determined by (1) the Board or (2) a committee or subcommittee composed solely of two or more non-employee Directors (within the meaning of Rule 16b-3 promulgated under the Exchange Act) having full authority to act in the matter.

Options granted under the 1995 Director Plan are not transferable by the optionee except by will, by the laws of descent and distribution, or, if so determined by the Board of Directors, to certain relatives of the optionee under certain conditions. Each option granted under the 1995 Director Plan shall terminate and may not be exercised on the earlier of (1) the date ten years after the date of grant or (2) the date one year after the optionee ceases to serve as a Director of the Company (but in no event later than ten years after the date of grant); provided that, in the event an optionee ceases to serve as a Director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the exercisable portion of the option may be exercised, within the period of one year following the date the optionee ceases to serve as a Director (but in no event later than ten years after the date of grant), by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice.

Each non-employee Director receives an option to purchase the number of shares of common stock equal to $130,000 divided by the average of the high and low prices per share of the Company’s common stock on the day of each Annual Meeting of Stockholders. Grants with respect to the 2004 Annual Meeting of Stockholders were made on May 18, 2004, when Dr. Altman, Mr. Asmundson, Dr. Curran, Mr. Hoehl, Mr. Hunter, Mr. Martin and Dr. Tufo were each granted an option under the 1995 Director Plan to purchase 3,767 shares of common stock at an exercise price of $28.76 per share, which options will become fully vested and exercisable on May 18, 2005, one year from the date of the 2004 Annual Meeting. Because the number of shares available for grant under the 1995 Director Plan was insufficient to satisfy the formula described above, each non-employee Director also received a grant of common stock under the 2002 Stock Incentive Plan as described below. As of April 2005, the 1995 Director Plan has no shares available for grant.

2002 Stock Incentive Plan for Non-Employee Directors. The 2002 Stock Incentive Plan for Non-Employee Directors (“2002 Stock Incentive Plan”) was adopted by the Board of the Company in March 2002. The material terms of the 2002 Stock Incentive Plan are described below, under “EQUITY COMPENSATION PLAN INFORMATION.” Prior to April 2004, each non-employee Director received under the 2002 Stock Incentive Plan the number of shares of unrestricted common stock equal to $10,000 divided by the average of the high and low prices per share of the Company’s common stock on the day of each Annual Meeting of Stockholders. Although the Company decided to no longer make such grants under the 2002 Stock Incentive Plan as of April 2004, because of an insufficient number of shares available for grant under the 1995 Director Plan as described above, grants to non-employee Directors with respect to the 2004 Annual Meeting were made under the 2002 Stock Incentive Plan on June 18, 2004, when Dr. Altman, Mr. Asmundson, Dr. Curran, Mr. Hoehl, Mr. Hunter, Mr. Martin and Dr. Tufo were each issued 377 shares of common stock under the 2002 Stock Incentive Plan.

2005 Stock Incentive Plan. Subject to its approval by the Company’s stockholders, Directors will be eligible for the grant of awards under the Company’s 2005 Stock Incentive Plan. The 2005 Plan provides that on the date of each Annual Meeting of Stockholders, the Company will grant to each non-employee Director an option to purchase the number of shares of common stock equal to $130,000 divided by the average of the high and low prices per share of the Company’s common stock on the date of such Annual Meeting. See “PROPOSAL 2—2005 STOCK INCENTIVE PLAN.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2004:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders (3)	4,900,578	$19.45	2,287,087	(4)
Equity compensation plans not approved by security holders (5)	None	None	None

Total	4,900,578	$19.45	2,287,087	(4)

(1)	This table excludes an aggregate of 45,147 shares issuable upon exercise of outstanding options assumed by the Company in connection with the acquisition of PHAMIS, Inc. by the Company. The weighted average exercise price per share of the excluded options is $26.47.
(2)	Under the 1994 Incentive Stock Option Plan (the “1994 Plan”), the Company could award stock appreciation rights in addition to options; however, the Company never issued any stock appreciation rights under such plan. Under the 2002 Stock Incentive Plan, the Company may award either unrestricted common stock or restricted common stock. The Company also awarded restricted common stock to a former employee under a restricted stock agreement with such employee (the “Restricted Stock Agreement”).
(3)	Consists of the 1985 Incentive Stock Option Plan (the “1985 Plan”), the 1994 Plan, the 1995 Stock Option Plan, the 1995 Employee Stock Purchase Plan and the 1995 Director Plan. The 1985 Plan and the 1994 Plan were terminated for purposes of future issuances or eligibility in March 1995 and upon the Company’s initial public offering, respectively. The 1995 Stock Option Plan terminates in October 2005.
(4)	Includes 286,929 shares issuable under the Company’s 1995 Employee Stock Purchase Plan.
(5)	Consists of the 2002 Stock Incentive Plan and the Restricted Stock Agreement.

The 2002 Stock Incentive Plan, for which stockholder approval was neither sought nor obtained, was adopted by the Board of the Company in March 2002. Up to 25,000 shares of common stock may be awarded under the 2002 Stock Incentive Plan. As of December 31, 2004, 9,489 shares of unrestricted common stock had been awarded. Under the terms of the 2002 Stock Incentive Plan, Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive grants of unrestricted and restricted stock.

The Board may at any time provide that any award become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. Awards granted under the 2002 Stock Incentive Plan are not transferable by the non-employee Director except by will or by the laws of descent and distribution, or, if so determined by the Board, to certain relatives of the optionee under certain conditions. No awards under the 2002 Stock Incentive Plan may be granted after March 18, 2012. The Board will determine the effect of an award upon disability, death, retirement, authorized leave of absence or other changes in status.

PROPOSAL 2 — 2005 STOCK INCENTIVE PLAN

On April 11, 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan is intended to replace the Company’s 1995 Stock Option Plan, which expires by its terms in September 2005. As of April 11, 2005, options to purchase 4,625,180 shares of common stock were outstanding under the 1995 Stock Option Plan and an additional 1,979,884 shares were reserved for future option grants. Upon the expiration of the 1995 Stock Option Plan on September 17, 2005, all then outstanding options will remain in effect, but no additional option grants may be made under the 1995 Stock Option Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2005 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2005 Plan.

Description of the 2005 Plan

The following is a brief summary of the 2005 Plan. The following summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix B. In addition, a copy of the 2005 Plan may be obtained from the Secretary of the Company.

Stock Available for Awards. Subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2005 Plan for up to the number of shares of common stock that is equal to the sum of:

(1) 1,020,316 shares of common stock; plus

(2) the additional number of shares of common stock (up to 1,979,684) as is equal to the sum of (i) the number of shares of common stock reserved for issuance under the 1995 Stock Option Plan that remain available for grant under the 1995 Stock Option Plan immediately prior to the termination of the 1995 Stock Option Plan and (ii) the number of shares of common stock subject to awards granted under the 1995 Stock Option Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right.

Types of Awards. The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of the common stock on the date of grant. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock, or (iii) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock Awards entitle recipients to receive shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. The number of shares of common stock issued pursuant to restricted stock awards may not exceed a total of 300,000.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option. SARs may not be granted at an exercise price which is less than the fair market value of the common stock on the date of grant.

Other Stock-Based Awards. Under the 2005 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock. However, the exercise price, if applicable, of such other Awards may not be less than the fair market value of the common stock on the date of grant.

Eligibility to Receive Awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 700,000 shares per calendar year.

Automatic Grants of Options to Directors. The 2005 Plan provides for automatic grants of options to Directors. On the date of each annual meeting of stockholders of the Company, the Company will grant to each member of the Board who is both serving as a Director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, an option to purchase the number of shares of common stock equal to $130,000 divided by the average of the high and low prices per share of common stock on the date of such annual meeting; provided, however, that a Director will not be eligible to receive such annual option grant until he or she has served on the Board for at least six months. Such options will have an exercise price equal to the closing sale price of the Company’s common stock on the date immediately prior to the date of grant, will vest in full on the first anniversary of the date of grant (provided that the individual is serving on the Board on such date, no additional vesting will take place after the participant ceases to serve as a Director and the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service), and will expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board. The Board may from time to time increase or decrease the number of shares that will automatically be granted.

Plan Benefits. As of April 11, 2005, approximately 2,321 persons were eligible to receive Awards under the 2005 Plan, including the Company’s 13 executive officers and seven non-employee directors. The granting of Awards under the 2005 Plan is discretionary, and, other than as described above with respect to automatic grants to Directors, the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 11, 2005, the last reported sale price of the Company’s common stock on the Nasdaq National Market was $33.43.

Administration. The 2005 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board of Directors.

Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors or any committee or subcommittee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

•	any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of the Company.

Upon the occurrence of a Reorganization Event, the Board of Directors is to take one or more of the following actions as to outstanding Awards:

•	provide for the assumption or substitution of Awards by the acquiring or succeeding corporation;

•	accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, prior to or upon the occurrence of the Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to (i) the Acquisition Price times the number of shares of common stock subject to the participant’s options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all such outstanding options or other Awards, in exchange for the termination of such options or other Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock Award or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock Awards then outstanding will automatically be deemed terminated or satisfied. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Shares of common stock tendered to the Company by a participant to exercise an Award will be added to the number of shares of common stock available for the grant of Awards under the 2005 Plan, provided, however, that (i) shares of common stock withheld to pay taxes and shares tendered to the Company by a participant to pay the exercise price of an Award will not be added to the number of shares of common stock available for the grant of Awards, (ii) in the case of so-called “net-settled stand-alone” SARs, any shares of common stock subject to such SARs will not be included in the number of shares of common stock available for the grant of Awards, notwithstanding their net settlement feature and (iii) in the case of incentive stock options, the extent to which such shares are made available for grant is subject to any limitations under the Code. Shares issued under the 2005 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, an Award is exercisable only by the participant or his or her authorized transferees.

Amendment or Termination. No Award may be made under the 2005 Plan after April 10, 2015, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained.

If Stockholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on they day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3 — INCREASE IN SHARES ISSUABLE UNDER

1995 EMPLOYEE STOCK PURCHASE PLAN

On April 11, 2005, the Board of Directors adopted resolutions, subject to stockholder approval, to approve the following two amendments to the Company’s 1995 Employee Stock Purchase Plan, as amended to date, which we refer to as the 1995 ESPP:

•	an amendment to increase the number of shares of common stock authorized for issuance thereunder from 2,100,000 to 2,600,000; and

•	an amendment to authorize the Board to determine the purchase price of shares of common stock purchased under the 1995 ESPP for each plan period and the date on which such purchase price is determined (provided that the purchase price will be at least 85% of the closing price of the common stock on such date), and, in the absence of a determination by the Board, to set the purchase price at 85% of the lesser of the closing price of the common stock on the (i) grant date or (ii) the exercise date.

The Board adopted the ESPP Amendment to increase the number of shares authorized for issuance under the 1995 ESPP because the number of shares currently available under the 1995 ESPP is insufficient to satisfy the Company’s anticipated incentive compensation needs for current and future employees. The Board of Directors believes that providing employees with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock under the 1995 ESPP has been, and will continue to be, an important compensation element in attracting, retaining and motivating employees who are expected to contribute to the future growth and success of the Company. If the ESPP Amendment is approved, the Company will have additional authorized shares of common stock available for purchase by employees under the 1995 ESPP.

The 1995 ESPP currently provides that the purchase price for each share purchased under the plan will be 85% of the closing price of the common stock on (i) the grant date or (ii) the exercise date, whichever is less. The Board adopted the ESPP Amendment with respect to the purchase price of shares in order to grant the Board flexibility to adapt the 1995 ESPP to potential changes in applicable accounting rules.

As of April 11, 2005, 286,929 shares were available for issuance under the 1995 ESPP.

The Board of Directors believes that the approval of the ESPP Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 1995 ESPP

The following is a brief summary of the 1995 ESPP. The following summary is qualified in its entirety by reference to the 1995 ESPP, a copy of which is attached to this Proxy Statement as Appendix C. In addition, a copy of the 1995 ESPP may be obtained from the Secretary of the Company.

Administration and Eligibility. The 1995 ESPP is administered by the Board of Directors. Employees of the Company or any subsidiary of the Company who (i) are regularly employed by the Company or a designated subsidiary for more than 20 hours per week and for more than one month in a calendar year, (ii) have been employed by the Company or a designated subsidiary for at least one month prior to enrolling in the 1995 ESPP, and (iii) are employed by the Company or a designated subsidiary on the first day of the applicable plan period are eligible to participate in the 1995 ESPP. No employee may be granted an option under the 1995 ESPP if, immediately after such grant, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total voting power or value of of the Company or any subsidiary.

As of April 11, 2005, a total of approximately 2,192 employees were eligible to participate in the 1995 ESPP.

Because participation in the 1995 ESPP is voluntary, the Company cannot now determine the number of shares of common stock to be purchased by any particular individual or group. Each of the persons or groups of persons listed below has purchased the following aggregate number of shares of common stock under the 1995 ESPP since the initial adoption of the 1995 ESPP in September 1995:

Name and Position
James H. Crook, Jr. Chief Executive Officer	8,360

Thomas W. Butts President and Chief Operating Officer	0

Robert F. Galin President of IDX Global Business Development and Executive Vice President	1,750

John A. Kane Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer	794

Walt N. Marti Vice President and General Manager, Imagecast	4,649

All current executive officers as a group	34,626

All current directors who are not executive officers as a group	684

Each nominee for election as a director	0

Each associate of any current directors, executive officers or nominees for election as a director	0

Each other person who received or is to receive five percent of such options, warrants or rights	0

All employees, including all current officers who are not executive officers, as a group	1,813,071

On April 11, 2005, the last reported sale price of the Company’s common stock on the Nasdaq National Market was $33.43.

Purchase Price and Terms. The Company makes offerings to participants in the 1995 ESPP on January 1st and July 1st of each year (or the first business day thereafter), each of which is the first day of a plan period. The price of shares purchased pursuant to the 1995 ESPP is 85% of the closing price of the Company’s common stock on (i) the first business day of such plan period or (ii) the last business day of such plan period, whichever is lower. In order to exercise an option to purchase shares of common stock under the 1995 ESPP, an employee must complete a payroll deduction authorization form which indicates the amount to be deducted from his or her salary and applied to the purchase of common stock at least ten days prior to the applicable offering commencement date. Under the 1995 ESPP, the payroll deduction may not exceed 10% of the employee’s compensation during the plan period or such shorter period during which deductions from payroll are made. The number of shares that an employee receives an option to purchase may not exceed the number of shares determined by dividing 12% of the employee’s annualized compensation for the immediately prior six-month period by an amount equal to 85% of the closing price of the common stock on (i) the offering commencement date of such plan period or (ii) the last business day of such plan period, whichever is lower.

Amendment or Termination. The Board of Directors has the authority to amend the 1995 ESPP at any time and from time to time, except that (i) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the 1995 ESPP to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder or Section 423 of the Code. The Board may terminate the 1995 ESPP at any time. Upon termination of the 1995 ESPP, all amounts in the accounts of participating employees will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1995 ESPP and with respect to the sale of common stock acquired under the 1995 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement, and assumes that the 1995 ESPP is operated in a manner consistent with Section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the 1995 ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the 1995 ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for the year ending December 31, 2005.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Auditors’ Fees

The following table summarizes the fees of Ernst & Young LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years:

Fee Category	2004	2003
Audit Fees (1)	$1,803,120	$819,779
Audit-Related Fees (2)	65,590	6,900
Tax Fees (3)	—	—
All Other Fees (4)	13,752	—

Total Fees	$1,882,462	$826,679

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees”. These services relate to consultations on the accounting consequences of potential transactions. None of the audit-related fees billed in 2004 and 2003 related to services provided under the de minimis exception to the Audit Committee pre-approval requirements.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.
(4)	All other fees for 2004 consist of fees for administrative services. All other fees for 2003 consist of fees for consultations relating to the Sarbanes-Oxley Act of 2002. None of all other fees billed in 2004 and 2003 related to services provided under the de minimis exception to the Audit Committee pre-approval requirements.

Pre-Approval Policies and Procedures. The Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. Pursuant to these procedures, the Audit Committee must pre-approve all audit services to be provided to the Company, whether provided by Ernst & Young LLP or other firms, and all other services (review, attest and non-audit) to be provided to the Company by Ernst & Young LLP. However, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee pre-approved 100% of the estimated audit-related fees of Ernst & Young LLP for 2004 and 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Mr. Altman’s son-in-law, Scott Marcus, was employed by the Company as a Senior Engineering Writer from November 2003 until April 2005. The Company paid Mr. Marcus 2004 salary and bonus compensation of $60,645, and 2005 salary of $16,195. Mr. Marcus did not receive a 2005 bonus. During his employment by the Company, Mr. Marcus participated in certain of the Company’s benefit programs generally available to employees in the U.S.

Conflict Policy

The Company adopted a policy, effective following the consummation of its initial public offering on November 22, 1995, that all material transactions between the Company and its officers, Directors and other affiliates must (1) be approved by a majority of the members of the Board and by a majority of the disinterested members of the Board and (2) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, Directors or other affiliates be for bona fide business purposes only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports filed by the reporting persons or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company during the year ended December 31, 2004, were timely made in accordance with the requirements of the Exchange Act, except that on April 21, 2004 Mr. Tarrant filed a Form 4 in connection with his indirect acquisition of shares upon his marriage on December 31, 2003.

COMPARATIVE STOCK PERFORMANCE

The Company’s common stock has been listed for trading on the Nasdaq National Market under the symbol “IDXC” since November 17, 1995. The comparative stock performance graph below compares the cumulative stockholder return on common stock of the Company for the last five fiscal years with cumulative total return on:

(1) the Nasdaq Total U.S. Index, and

(2) the Nasdaq Computer & Data Processing Index.

The graph assumes an investment of $100 in each of the Company’s common stock, the Nasdaq Total U.S. Index and the Nasdaq Computer & Data Processing Index, and reinvestment of all dividends. Measurement points are the last trading day of the years ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

IDX Systems Corporation Comparative Performance Graph

	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
IDX Systems Corporation	$100.00	$80.00	$41.63	$54.50	$85.78	$110.27
Nasdaq Total U.S. Index	$100.00	$63.31	$48.87	$34.20	$51.98	$56.68
Nasdaq Computer & Data Processing Index	$100.00	$51.34	$40.15	$26.94	$34.52	$38.82

OTHER MATTERS

Matters to be Considered at the Meeting

The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline For Submission of Stockholder Proposals for the 2006 Annual Meeting

Proposals of stockholders intended to be included in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders must be received by the Company at its principal office in South Burlington, Vermont not later than December 23, 2005.

Stockholders who wish to make a proposal at the 2006 Annual Meeting – other than one that will be included in the Company’s proxy materials – must notify the Company no later than March 11, 2006. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

By Order of the Board of Directors,

Robert W. Baker, Jr., Secretary

April 21, 2005

The Board of Directors encourages Stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend this Annual Meeting may vote their shares personally even though they have sent in their proxies.

APPENDIX A

IDX SYSTEMS CORPORATION

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

11.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

13.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting.

The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

IDX SYSTEMS CORPORATION

2005 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of IDX Systems Corporation, a Vermont corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) 1,020,316 shares of Common Stock; plus

(2) such additional number of shares of Common Stock (up to 1,979,684 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 1995 Stock Option Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the termination of the Existing Plan and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan; provided, however, that (i) shares of Common Stock withheld to pay taxes pursuant to Section 11(e) and shares tendered to the Company by a Participant to pay the exercise price of an Award pursuant to Section 5(h) shall not be added to the number of shares of Common Stock available for the grant of Awards under the Plan, (ii) in the case of so-called “net-settled stand-alone” SARs, any shares of Common Stock subject to such SARs shall not be included in the number of shares of Common Stock available for the grant of Awards under the Plan, notwithstanding their net settlement feature and (iii) in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 700,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of IDX Systems Corporation, any of IDX Systems Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

(e) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(g) Exercise of Options. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or

(4) by any combination of the above permitted forms of payment.

(i) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Director Options.

(a) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase the number of shares of Common Stock equal to $130,000 divided by the average of the high and low prices per share of Common Stock on the date of such annual meeting of stockholders (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(a) until such director has served on the Board for at least six months.

(b) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) vest in full on the first anniversary of the date of grant provided that the individual is serving on the Board on such date (or in the case of an option granted under Section 6(a), if earlier, on the date which is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(c) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6.

7.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (ii) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Exercise Price. The exercise price of each Stock Appreciation Right shall be not less than 100% of the fair market value of the Common Stock at the time the Stock Appreciation Right is granted.

8.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to receive shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”). The number of shares of Common Stock issued pursuant to Restricted Stock Awards under the Plan shall not exceed a total of 300,000.

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto; provided, however, that any exercise price, if applicable, shall be not less than 100% of the fair market value of the Common Stock at the time each Other Stock Unit Award is granted.

10.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the Section 162(m) per-participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B)

the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 11(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such

Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 11(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 11(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income or (p) cash flow, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 11(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Vermont, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX C

IDX SYSTEMS CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

As Amended Through October 16, 1995

The purpose of this Plan is to provide eligible employees of IDX Systems Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on the effective date of the Company’s initial public offering of shares of Common Stock. Five Hundred Thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than one month in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least one month prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. The initial Offering will begin on the date that the shares of Common Stock are priced in the Company’s initial public offering and will terminate on June 30, 1996; thereafter Offerings will occur each January 1 and July 1, or the first business day thereafter, commencing July 1, 1996 (the “Offering Commencement Dates”). After the period of the initial Offering, each Offering Commencement Date will begin six (6) month Offering periods during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Offering period of twelve (12) months or less. As used in this Plan, the term “Plan Period” means the initial Offering period and subsequent Offering periods.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten (10) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 12% of such employee’s annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board shall take such steps in connection with such merger as the Board shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction. Notwithstanding anything to the contrary in the foregoing, the merger of the Company into a corporation of another state for the purpose of reincorporating the Company in such other state shall not be deemed to be a Change in Control under the Plan, and the Plan shall continue as a Plan of the corporation in such other state in the event of such merger.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

The Plan shall be governed by Vermont law except to the extent that such law is preempted by federal law.

The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Effective Date and Approval of Shareholders. The Plan shall take effect upon approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on September 18, 1995.

Approved by the stockholders on September 27, 1995.

Amended by the Board of Directors on October 16, 1995, which amendment did not require the approval of the stockholders.

* * *

IDX SYSTEMS CORPORATION

Amendment No. 1

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

Section 3 of the Employee Stock Purchase Plan is deleted in its entirety and such section is replaced in its entirety with the following:

“The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. The initial Offering will begin on the date that the shares of Common Stock are priced in the Company’s initial public offering and will terminate on June 30, 1996; thereafter offerings will occur each January 1 and July 1, or the first business day thereafter, commencing July 1, 1996 (the “Offering Commencement Dates”). After the period of the initial Offering, each Offering Commencement Date will begin six (6) month Offering periods during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board of the Committee may, at its discretion, choose a different Offering period of twelve (12) months or less. As used in this Plan, the term “Plan Period”: means the initial Offering period and subsequent Offering Periods.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on October 16, 1995

* * *

IDX SYSTEMS CORPORATION

Amendment No. 2

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

The last sentence of Section 4 is hereby deleted in its entirety and replaced with the following:

“The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances and travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on October 30, 1995

* * *

IDX SYSTEMS CORPORATION

Amendment No. 3

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

1.	The first sentence of Section 6 is hereby deleted in its entirety and replaced with the following:

“An employee may decrease or discontinue payroll deductions once during any Plan Period, by written request on forms prescribed by the Company made at any time prior to the close of business on the third Friday of the last month of such Plan Period.”

2.	The first sentence of Section 8 is hereby deleted in its entirety and replaced with the following:

“During any Plan Period, an employee may withdraw from participation in any Offering, and thereby become entitled to receive the accumulated balance of contributions to the Plan made during such Plan Period (less any accrued fees and costs), by written request on forms prescribed by the Company made at any time prior to the close of business on the third Friday of the last month of such Plan Period.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on December 2, 1996

* * *

IDX SYSTEMS CORPORATION

Amendment No. 4

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

“One Million Four Hundred Thousand (1,400,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 29, 1997

Approved by the stockholders on July 9, 1997

* * *

IDX SYSTEMS CORPORATION

Amendment No. 5

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

Section 8 of the Purchase Plan is hereby amended by inserting the following clause at the end of the first sentence:

“                    , with the exception that any participants receiving notice pursuant to the IDX Severance Benefits Plan adopted on June 20, 2000, on or after the third Friday of the last month of a Plan Period, may withdraw from the ten current Plan Period prior to the close of business on the day prior to the last day of the Plan Period.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on June 21, 2000

* * *

IDX SYSTEMS CORPORATION

Amendment No. 6

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

Section 6 of the Purchase Plan is hereby amended by inserting the following clause at the end of the first sentence:

“                    , with the exception that participants receiving notice pursuant to the IDX Severance Plan who are rehired on or before July 14, 2000 may enroll in the Plan from July 17, 2000 through July 31, 2000 for the current Plan Period of July 1, 2000 through December 31, 2000.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Compensation Committee of the Board of Directors on July 17, 2000

* * *

IDX SYSTEMS CORPORATION

Amendment No. 7

to

1995 Employee Stock Purchase Plan, as amended

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

“Two Million One Hundred Thousand (2,100,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on March 5, 2001

Approved by the stockholders on May 21, 2001

* * *

IDX SYSTEMS CORPORATION

Amendment No. 8

to

1995 Employee Stock Purchase Plan

The 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

1.	The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

“Two million six hundred thousand (2,600,000) shares of Common Stock in the aggregate have been approved for this purpose.”

2.	The first sentence of the second paragraph of Section 9 (“Purchase of Shares”) of the Purchase Plan shall be deleted in its entirety and replaced with the following:

“The Board or the Committee shall determine for each Plan Period the purchase price for each share purchased, including whether such purchase price shall be determined based on the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such purchase price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the purchase price will be 85% of the lesser of the closing price of the Common Stock on the (i) first business day of the Plan Period or (ii) the Exercise Date.”

Except as aforesaid, the Purchase Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 11, 2005

Subject to Stockholder Approval

APPENDIX D – Form of Proxy Card

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

IDX SYSTEMS CORPORATION

PROXY APPOINTMENT FORM

Annual Meeting of Stockholders—May 24, 2005

This Proxy is Solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoint(s) James H. Crook, Jr., John A. Kane and Robert W. Baker, Jr., and each of them, with full power of substitution, as proxies, to represent and to vote, as designated herein, all shares of common stock of IDX Systems Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on May 24, 2005 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This Proxy Appointment Form, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the meeting, or any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicates his or her intent to vote in person.

PLEASE VOTE, DATE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

D-1

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

1. To elect the following Directors (except as marked below):

(01) William L. Asmundson (Class I)

(02) Richard E. Tarrant (Class I)

(03) Allen Martin, Esq. (Class I)

	☐ For All Nominees	☐ Withhold

For All Except	☐
For all nominees except as noted above

2. To approve the Company’s 2005 Stock Incentive Plan.

☐ For	☐ Against	☐ Abstain

3. To approve an amendment to the Company’s 1995 Employee Stock Purchase Plan (“the 1995 ESPP”) to (i) increase the total number of shares of common stock of the Company authorized for issuance thereunder from 2,100,000 to 2,600,000 shares, representing an increase of 500,000 shares and (ii) authorize the Board to determine the purchase price of shares of common stock purchased under the 1995 ESPP for each plan period and the date on which such purchase price is determined (provided that the purchase price will be at least 85% of the closing price of the common stock on such date), and, in the absence of a determination by the Board, to set the purchase price at 85% of the lesser of the closing price of the common stock on (a) the grant date or (b) the exercise date.

☐ For	☐ Against	☐ Abstain

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy Appointment Form.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership, only authorized persons should sign.

Signature:	Date:	Signature:	Date:

D-2